EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 19, 2005 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the financial statements of A4S Security, Inc., (formerly A4S Technology, Inc.) and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.
Denver, Colorado
April 20, 2005